UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 28, 2026

Date of Report (Date of earliest event reported)

Advanced Biomed Inc.

(Exact name of Company as specified in its charter)

Nevada	001-42548	87-2177170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

No. 689-85 Xiaodong Road, Yongkang District

Tainan City, Taiwan

(Address of principal executive offices)

886-6-3121716

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVB	The Nasdaq Stock Market LLC

Item 2.01 Completion of Acquisition or Disposition of Assets.

As reported on the Current Report on Form 8-K of Advanced Biomed Inc. (the “Company”) filed with the SEC on April 3, 2026, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) on April 2, 2026, with Acellent Technologies (Hong Kong) Co. Limited (the “Target”) and Mr. Xiaomin Chen, as the sole shareholder of the Target. Pursuant to the Share Purchase Agreement, the Company agreed to acquire 100% of the equity interest in the Target in exchange for the issuance of 270,000 shares of the Company’s common stock, par value $0.001 per share, valued at $4.00 per share, for an aggregate estimated consideration of $1,080,000. The shares was issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the transaction was completed on April 30, 2026.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 2.01 of this Current Report on Form 8-K related to the issuance of 270,000 shares of the Company’s common stock to Mr. Xiaomin Chen is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has determined to undertake a significant strategic pivot, transitioning its primary business focus from life sciences to artificial intelligence development (the “Strategic Pivot”). In light of the Strategic Pivot, the Company and Mr. Yi Lu, the Company’s Chief Executive Officer, director and Chairman of the Board, have mutually agreed that a leadership transition is necessary and in the best interests of the Company. The separation of Mr. Lu from his position as Chief Executive Officer, director and Chairman of the Board is neither a resignation by Mr. Lu nor a termination by the Company (whether for cause or without cause), but rather represents a mutual agreement between the Company and Mr. Lu to effectuate a leadership transition in connection with the Strategic Pivot (the “Mutual Separation”). In connection with the Mutual Separation, the Company entered into a termination agreement (the “Termination Agreement”), pursuant to which the Company agreed to issue 39,999 shares of the Company’s common stock to Mr. Lu as severance compensation.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed Mr. Xiaomin Chen as Chief Executive Officer, director and Chairman of the Board of the Company, effective as of April 28, 2026.

Mr. Xiaomin Chen, age 49, has over 20 years of experience in artificial intelligence, large language models, and financial technology. He has been the Chief Executive Officer of Acellent Technologies (Hong Kong) Co., Ltd. since 2019, where he leads the development of a financial-domain large language model (FinLLM) and a trustworthy AI verification system (FinTruth) designed to meet the precision, explainability, and compliance demands of regulated financial markets. From 2010 to 2019, Mr. Chen served as Chief Technology Officer of Shanghai Jianshi Network Technology Co., Ltd., where he built and led a large-scale AI-powered image search platform. From October 2006 to August 2010, Mr. Chen was a Software Engineer on the Core Search & AI team at Google Inc., where he was awarded the Google Annual Outstanding Contribution Award (2009) for his work in AI-powered web indexing and storage optimization at scale. Mr. Chen received a Doctor of Philosophy in Computer Science from Rutgers University in 2006, and a Bachelor of Science in Computer Science from Shanghai Jiao Tong University in 1998.

There are no family relationships between Mr. Chen and any director or executive officer of the Company. Except as otherwise described below, Mr. Chen does not have any interest in any transactions with the Company requiring disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Chen and any other person pursuant to which he was appointed as an officer or director of the Company.

As reported on the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2026 and under item 2.01 of this Current Report on Form 8-K, pursuant to the Share Purchase Agreement, the Company acquired 100% of the equity interest in the Target and issued 270,000 shares of the Company’s common stock to Mr. Xiaomin Chen. Mr. Chen is a party to the Share Purchase Agreement in his capacity as the sole shareholder and seller of the Target, and accordingly has a direct material interest in the transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into an employment agreement (the “Employment Agreement”) with Xiaomin Chen, pursuant to which Mr. Chen shall receive compensation at the rate of $12,000 per month.

The foregoing description of the Termination Agreement and the Employment Agreement is qualified by reference to the full text of such documents, which are furnished as Exhibit 10.1 and Exhibit 10.2 to this report.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Termination Agreement, dated April 28, 2026, by and between Advanced Biomed Inc. and Yi Lu
10.2	Employment Agreement, dated April 28, 2026, by and between Advanced Biomed Inc. and Xiaomin Chen
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Biomed Inc.

Date: May 1, 2026	By:	/s/ Xiaomin Chen
Xiaomin Chen
Chief Executive Officer, director and Chairman of the Board

2